UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 7, 2011
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit 10.1
Exhibit 10.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 7, 2011, the Compensation Committee of the Company's Board of Directors approved amendments to the Weyerhaeuser Company Executive Change in Control Agreement (Tier 1) and Weyerhaeuser Company Executive Severance Agreement (Tier 1). The amendments are as follows:

1.    Section 4.1(b) of the Tier I Executive Change in Control Agreement, dated January 1, 2012 is amended to read as follows:
"(b)    the Executive is not (i) offered employment by the Company or any subsidiary or affiliate of the Company whether in a salaried, hourly, temporary, or full-time capacity, or (ii) offered a contract to serve as a consultant or contractor by the Company or any subsidiary or affiliate of the Company, or (iii) offered employment or a contract to serve as a consultant or contractor by an entity acquiring the Company, unless the participation of such Executive has the prior written approval of the Company's Senior Vice President of Human Resources, of the Company.”
2.    Section 4.1(a) and the first paragraph of Section 4.1(b) of the Tier I Executive Severance Agreement, dated January 1, 2012 is amended to read as follows:
“(a)    Subject to Section 4.1(b), the Executive shall be entitled to receive from the Company Severance Benefits, if the Executive's employment with the Company shall end for any reason specified in Section 4.2, and the Executive is not (i) offered Comparable Employment by the Company or any subsidiary or affiliate of the Company whether in a salaried, hourly, temporary or full-time capacity, or (ii) offered a contract to serve as a consultant or contractor by the Company or any subsidiary or affiliate of the Company containing terms and conditions reasonably deemed to be Comparable Employment, or (iii) offered Comparable Employment or a contract to serve as a consultant or contractor by an entity acquiring assets of the Company or the business in which the Executive was employed containing terms and conditions reasonably deemed to be Comparable Employment, unless the participation by the Executive has the prior written approval of the Company's Senior Vice President of Human Resources."
“(b)    If the Executive's employment with the Company is terminated as a result of the acquisition (either through the sale of assets or the sale of stock) or the outsourcing of the services previously provided internally by Company employees of the unit in which the Executive was employed, and the Executive is offered Comparable Employment by the acquiring entity, the Executive is not eligible to receive Severance Benefits hereunder.”
3.    A new paragraph 4.1 (c) is added the Tier I Executive Severance Agreement, dated January 1, 2012 as follows:
“(c)    “Comparable Employment for purposes of paragraphs 4.1(a) and (b) above means employment terms that do not:
(i)    result in a material reduction in the Executive's authority, duties or responsibilities existing immediately prior to the termination;
(ii)    require the Executive to be based at a location that is at least 50 miles farther from the Executive's primary residence immediately prior to the termination than is such residence from the Executive's business location immediately prior to the termination, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations immediately prior to the termination;
(iii)    include a material reduction in the Executive's annual salary, benefits coverage in the aggregate, or level of participation in the Company's short- or long-term incentive compensation plans available to the Executive immediately prior to the termination; provided, however, that the reductions in the level of benefits coverage or participation in incentive compensation plans shall be considered to be Comparable Employment if such reductions are substantially consistent with the average level of benefits coverage or participation in incentive plans of other executive officers with positions commensurate with the Executive's position at the Company, its subsidiary or the acquiring company.”
Copies of the documents are attached hereto as Exhibits 10.1 and 10.2, to which reference is made for a full statement of their terms and provisions.

TEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following items are filed as exhibits to this report.
10.1	Weyerhaeuser Company Executive Change in Control Agreement (Tier 1)
10.2	Weyerhaeuser Company Executive Severance Agreement (Tier 1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jerald W. Richards
Its:	Chief Accounting Officer

Date: January 3. 2012